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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 21, 2004


                                TC PIPELINES, LP
             (Exact name of registrant as specified in its charter)

           DELAWARE                      000-26091              52-2135448
(State or other jurisdiction of         (Commission            (IRS Employer
        incorporation)                  File Number)         Identification No.)

              110 TURNPIKE ROAD, SUITE 203
               WESTBOROUGH, MASSACHUSETTS                        01581
        (Address of principal executive offices)               (Zip Code)

      Registrant's telephone number, including area code:  (508) 871-7046


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
               DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

          (b) During its meeting held on September 21, 2004, the Board of Directors of TC PipeLines GP, Inc., the general partner of TC PipeLines, LP, accepted the resignation of Mr. Robert Helman, who had notified the Board of his intention to retire from the Board effective as of that date.

          (d) Also on September 21, 2004, the Board of Directors by unanimous vote appointed Mr. Walentin Mirosh to serve as a Director, his appointment to be effective as of that date. Mr. Mirosh was also appointed as a member of the Audit Committee of the Board.

               Mr. Mirosh has been Vice President, Nova Chemicals Corporation, President of Olefins and Feedstocks (commodity chemical company) since July 2003. From January 2002 to July 2003, he was a Partner with the lawfirm of Macleod Dixon LLP in Calgary. From April
               2001 to December 2001, he was Executive Vice President TransCanada PipeLines Limited. From June 2000 to March 2001,
               Mr. Mirosh was Senior Vice President of Regulatory Strategy and Northern Development, TransCanada PipeLines Limited and from
               July 1998 to May 2000, he was Senior Vice President, Corporate Strategy and Business Development, TransCanada PipeLines Limited.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TC PipeLines, LP
                                        By: TC PipeLines GP, Inc.,
                                        its general partner


Date: September 23, 2004                By:  /s/ RUSSELL K. GIRLING
                                           ------------------------------------
                                           Russell K. Girling
                                           Chief Financial Officer